Exhibit 99.1

For More Information contact:

James Oliviero
KSW, Inc.
(718) 340-1409
joliviero@ksww.com

FOR IMMEDIATE RELEASE

KSW, INC. TO TRADE ON AMEX

Long Island City, New York—April 27, 2006--KSW, Inc. (Over-the Counter Bulletin Board: KSWW.OB) today reported that its application to list its common stock on the American Stock Exchange has been approved. This approval is contingent upon the Company being in compliance with all applicable listing standards on the date it begins trading on the Exchange, and may be rescinded if the Company is not in compliance with such standards.

The Company expects its stock to begin trading on the AMEX on May 3, 2006, under the symbol KSW.

About KSW

KSW, Inc., through its totally-owned mechanical subsidiary KSW Mechanical Services, Inc., furnishes and installs heating, ventilating and air conditioning (HVAC) systems and process piping systems for institutional, industrial, commercial, high-rise residential and public works projects. KSW Mechanical Services, Inc. also acts as trade manager on larger construction projects, such as Weill Cornell Medical Center and the Cardiovascular Center at New York Presbyterian Hospital.

Safe Harbor Statement

Certain statements contained in this press release are not historical facts, and constitute “forward-looking statements” (as such term is defined in the Private Securities Litigation Reform Act of 1995). These forward looking statements generally can be identified as statements that include phrases such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “foresee”, “likely”, “should”, “will” or other similar words or phrases. Such forward-looking statements concerning management’s expectations and other similar matters involve known and unknown risks, uncertainties and other important factors that could cause the actual results to differ materially from any future results, performance or achievements discussed or implied by such forward-looking statements. Such risks, uncertainties, and other important factors that could cause actual results to differ materially from expectation of the Company include, among others, the outcome of the year end audit, further internal review of the Company’s historical financial statements and AMEX’s determination that the Company meets AMEX’s listing requirements. All written and oral forward-looking statements of or attributable to the Company or persons acting on behalf of the Company are qualified in their entirety by such factors. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which the forward-looking statement is based.